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                                   EXHIBIT A

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                          MILLROSE DISTRIBUTORS, INC.


                              ARTICLE I - OFFICES

         1. REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS.

         The corporation's registered office shall be 40 Fulton Street, New Brunswick, New Jersey 08901, and the registered agent is Joseph J. Rosamilia. The Corporation's principal place of business shall be 40 Fulton Street, New Brunswick, New Jersey 08901.


                            ARTICLE II - SHAREHOLERS

         2. PLACE OF MEETINGS.

         Meeting of Shareholders shall be held at the principal office of the Corporation or at such place within or without the State of New Jersey as the Board shall authorize.

         3. ANNUAL MEETING.

         The annual meeting of the Shareholders shall be held on April 1 at 10:00 a.m. in each year if not a legal holiday and if a legal holiday, then on the next business day following at the same hour, when the Shareholders shall elect a Board and transact such other business as may properly come before the meeting.

         3. SPECIAL MEETINGS.

         Special meetings of the Shareholders may be called by the Board or by the President and shall be called by the President or the Secretary at the request in writing of one director or at the request in writing by Shareholders owning a majority in amount of






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the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

         4. NOTICE OF MEETING OF SHAREHOLDERS.

         Written notice of the time, place, and purpose or purposes of every meeting of the Shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each Shareholder of record entitled to vote at the meeting. Directors in office shall be entitled to notice of all meetings of Shareholders and shall be entitled to attend such meetings. In computing the time for giving notice, the day on which notice is given shall be excluded.

         When a meeting is adjourned to another time or place, it shall not be necessary unless the Bylaws otherwise provide, to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if, after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date entitled to notice.


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         5. SHAREHOLDERS' RIGHTS - FIXING OF RECORD DATE BY DIRECTORS.

         For the purpose of determining Shareholders or Directors entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any determination of Shareholders. This date in any ca se shall be not more than sixty (60) days, and in the case of a meeting of Shareholders, not less than ten
(10) days prior to the date on which the particular action requiring the determination of Shareholders is to be taken.

         6. SHAREHOLDERS' RIGHTS - FIXING OF RECORD
            DATE WHERE DIRECTORS FAIL TO ACT.

         If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. The record date for deter-


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mining Shareholders, for any purpose other than giving notice to those entitled to vote at or entitled to notice of a meeting of Shareholders, shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

         When a determination of Shareholders of record entitled to notice of or to vote at any meeting of the Shareholders has been made, such determination shall apply to any adjournment thereof, unless, pursuant to the authority granted to the Board in Article V hereof, the Board fixes a new record date for the adjourned meeting.

         7. WAIVER OF NOTICE OR OF LAPSE OF TIME.

              (a) Notice of meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. No Shareholders' meeting may be held without notice to Directors then in office. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

              (b) Whenever Shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every Shareholder entitled to vote thereon as at the date of the taking of such action.


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         8. ACTION BY SHAREHOLDERS WITHOUT A MEETING.

         Any action required or permitted to be taken at a meeting of Shareholders by statute, the Certificate of Incorporation, or Bylaws, may only be taken at a meeting to which the Directors then in office are invited, or upon the written consent of Shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action. The written consents of the Shareholders consenting thereto shall be filed with the minutes of proceedings of Shareholders.

         9. QUORUM OF SHAREHOLDERS.

         Unless otherwise provided in the Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The Shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. Less than a quorum may adjourn.


                            ARTICLE III - DIRECTORS

         1. BOARD OF DIRECTORS.

         Subject to any provision in the Certificate of Incorporation, the business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least eighteen (18) years of age and otherwise qualified pursuant to law.

         2. NUMBER OF DIRECTORS.

         The number of Directors shall not be less than one (1) or more than five (5).


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         3. TERM OF DIRECTORS.

         The initial Directors of the Corporation, or any successors thereto who may be elected by the Shareholders at a special meeting or by written consent prior to the first annual meeting of Shareholders, shall hold office until the first annual meeting of Shareholders, and thereafter, until their successors shall have been elected and qualified. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting, and thereafter until their successors shall have been elected and qualified.

         4. QUORUM OF BOARD OF DIRECTORS AND COMMITTEES; ACTION OF DIRECTORS WITHOUT A MEETING.

         If more than one person shall have been elected to the Board of Directors of the Corporation, the participation of directors with a majority of the votes of the entire Board shall constitute a quorum for the transaction of all business. Any action authorized or permitted to be taken at a meeting of the Board may be taken without a meeting if, prior or subsequent to such action, the total authorized number of Directors of the Corporation unanimously consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote of the Board for all purposes.


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         5. PLACE OF BOARD MEETINGS.

         Meetings of the Board may be held either within or without the State of New Jersey.

         6. REGULAR MEETINGS OF DIRECTORS.

         A regular annual meeting of the Board shall be held immediately following the annual meeting of Shareholders at the place of such annual meeting of Shareholders. In addition, other regular Board meetings may be held at such times and places as may be determined by the Directors.

         7. SPECIAL MEETINGS OF DIRECTORS.

         Special meetings of the Board may be called either by Directors or by the President.

         8. NOTICE OF MEETINGS OF THE BOARD.

         Notice of the time, date, and place of meetings of the Board shall be given by the Secretary to each Director by one of the following methods: (a) By mailing written notice not less than four (4) days before the meeting date; (b) by personal notice (including telephonic notice) which is given to the Director or a responsible individual in the household or place of business of the Director twenty-four (24) hours prior to the time for convening such meeting;
(c) or by telegram, cable, or radiogram addressed to the Director at his regular business office or other address appearing on the Corporation's records and delivered for transmittal twenty-four (24) hours prior to the time for convening such meeting. Presence of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends


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a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of any meeting need not be given to any Director who signs a waiver of notice, written before or after the meeting. In computing the time for giving notice, the day on which notice is given shall be excluded.


                             ARTICLE IV - OFFICERS

         1. OFFICES, ELECTION, TERM, SALARIES, SECURITY.

              a. The offices of the Corporation shall consist of a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other offices as the Board may determine. The officers shall be elected or appointed by the Board.

              b. Any two or more offices may be held by the same person.

              c. Any officer elected or appointed as herein provided shall hold office until the next regular meeting of the Board following the annual meeting of Shareholders, or until a successor is elected or appointed and has qualified, subject to earlier termination by removal or resignation.

              d. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be


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provided in the By-Laws, or as may be determined by resolution of the Board not inconsistent with the Bylaws.

              e. The salaries, if any, of all officers shall be fixed by the Board.

              f. In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds, or securities of the Corporation which may come into his hands.

         2. DELEGATION OF DUTIES.

         In case of the absence of any officer of the Corporation, or for any other reason that may seem sufficient to the Board, the Directors may, by a majority vote of the Board, delegate the powers and duties of such officer for the time being to any other officer or to any Director.

         3. REMOVAL AND RESIGNATION OF OFFICERS; FILLING OF VACANCIES.

              a. Any officer elected or appointed by the Board may be removed by the Board with or without cause.

              b. An officer may resign by written notice to the Corporation.
The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.


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              c. Any vacancy occurring among the officers, however caused, may be filled by election or appointment by the Board.

              4. PRESIDENT.

              The President shall be the chief executive officer of the Corporation. He shall attend all meetings of the Shareholders and such meetings of the Board as the Board may require. He shall direct the management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

              5. VICE PRESIDENTS.

              During the absence or disability of the President, the Vice President, or if there are more than one, a Vice President designated by the Board, shall have all the powers and functions of the President. Each Vice President shall perform such other duties as the Board shall prescribe.

              6. SECRETARY.

              The Secretary shall: attend all meetings of the Board and of the Shareholders; record all votes and minutes of all proceedings in a book to be kept for that purpose; give or cause to be given notice of all meetings of Shareholders and of special meetings of the Board; keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board; when required, cause to be prepared and available at each meeting of Shareholders a list of Shareholders entitled to vote thereat, indicating the number of shares held by each; keep all the docu-


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ments and records of the Corporation, as required by law or otherwise, in a proper and safe manner; and perform such other duties as may be prescribed by the Board.

              7. ASSISTANT SECRETARIES.

              During the absence or disability of the Secretary, the Assistant Secretary, if there be one, or, if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

              8. TREASURER.

              The Treasurer shall: have custody of the Corporate funds and securities; keep full and accurate accounts of receipts and disbursements in the corporate books; deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board; disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements; render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; render a full financial report at the annual meeting of the Shareholders if so requested; be furnished by all corporate officers and agents at his request with such reports and statements as he may require as to all financial transactions of the Corporation; and perform such other duties as are given to him by the Bylaws or as from time to time are assigned to him by the Board or the President.


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              9. ASSISTANT TREASURER.

During the absence or disability of the Treasurer, the Assistant Treasurer, if there be one, or, if there are more than one, the one so designated by the Treasurer or by the Board, shall have all the powers and functions of the Treasurer.


             ARTICLE V - CERTIFICATES FOR SHARES AND DIVIDENDS

              1. FORM AND EXECUTION OF CERTIFICATES.

              Certificates for shares of stock of the Corporation shall be in such form as may be determined by the Board of Directors. They shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and the seal of the Corporation or a facsimile thereof shall be affixed thereto.

              2. TRANSFER OF SHARES.

              Shares of stock may be transferred on the books of the Corporation by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to assign and transfer the same signed by the record holder of the certificate or by the holder's duly authorized attorney. Except as otherwise specifically pro-vided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation. Notwithstanding anything contained herein to the contrary, no shareholder may transfer his shares except to the Corporation or to another individual who is eligible to be a shareholder of the Corporation. Each stock certificate shall bear the following legend:


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         This stock certificate may only be transferred to the Corporation or to an individual who is eligible to be a shareholder of the Corporation.

         3. LOSS OR DESTRUCTION OF CERTIFICATES.

         In case of loss or destruction of any certificate for shares of stock, another may be issued in its place upon proof of such loss or destruction and upon the giving of a bond of indemnity satisfactory to the Corporation.

         4. OWNERSHIP.

         The Corporation will be entitled to treat the registered owner of any share of stock as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by statute.

         5. DIVIDENDS.

              a. Subject to the provisions of the Certificate of Incorporation and to applicable law, the Corporation may, from time to time, by action of its Board. declare and pay dividends or make other distributions on its outstanding shares in cash or in its own shares or in its bonds or other property, including the shares or bonds of other corporations, except when the Corporation is insolvent or would thereby be made insolvent.

              b. Dividends may be declared or paid and other distributions may be made out of surplus only, except as otherwise provided by statute.


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                          ARTICLE VI - CORPORATE SEAL

              The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization, and the words "Corporate Seal, New Jersey". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.


                           ARTICLE VII - FISCAL YEAR

              The fiscal year shall begin the first day of each calendar year.


                         ARTICLE VIII - BY-LAW CHANGES

              Except as limited herein, the Board of Directors or the Shareholders may adopt, repeal, alter, or amend the Bylaws of the Corporation in accordance with law and the Certificate of Incorporation.


                           ARTICLE IX - CONSTRUCTION

              All matters pertaining to the validity, construction and effect of these Bylaws shall be governed by the laws of the State of New Jersey. The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions hereof, and these Bylaws shall be so construed in all respects as if such invalid or unenforceable provision was omitted.


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              When the context requires, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.


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                  CONSENT OF THE DIRECTORS AND SHAREHOLDERS OF
                          MILLROSE DISTRIBUTORS, INC.
                               IN LIEU OF MEETING
                             ----------------------


The undersigned, being all the directors and shareholders of MILLROSE DISTRIBUTORS, INC., a New Jersey corporation, consent to and authorize the following:

         RESOLVED, that the directors and shareholders hereby authorize the adoption of An amendment to Article V, Item 2 (Transfer of Shares) of the ByLaws, to delete certain language so that Article V, Item 2., as amended, shall read in its entirety as follows:

              2. TRANSFER OF SHARES.

              Shares of stock may be transferred on the books of the Corporation by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to assign and transfer the same signed by the record holder of the certificate or by the holder's duly authorized attorney. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.


/s/ Joseph J. Rosamilia                    /s/ Sandra L. Rosamilia
-------------------------------------      -------------------------------------
Joseph J. Rosamilia                        Sandra L. Rosamilia
Director and Shareholder                   Director and Shareholder


/s/ Anthony S. Rosamilia                   /s/ Joseph M. Rosamilia
-------------------------------------      -------------------------------------
Anthony S. Rosamilia                       Joseph M. Rosamilia
Shareholder                                Shareholder


                                           /s/ Dana M. Karl
                                           -------------------------------------
Dated: February 22, 1999                   Dana M. Karl, Shareholder




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